Item 27.  Exhibit (d) ii. 1.

CONTRACT SCHEDULE

CONTRACT NUMBER: [12345678]	ANNUITY DATE: [Max Age = 100]

ISSUE DATE: [10/01/2003]	CONTRACT SCHEDULE DATE: [10/01/2003]

PRODUCT VERSION: [Evolution]

CONTRACT OWNER: [JOHN DOE]
AGE AND SEX: [35]

JOINT OWNER: [ ]
AGE AND SEX: [Maximum Issue Age 90]

ANNUITANT: [JOHN DOE]
AGE AND SEX: [35]

BENEFICIARY: As designated by the Contract Owner at the Issue Date, or as otherwise changed or provided in accordance with the Contract.

PURCHASE PAYMENTS

Initial Purchase Payment: [$50,000.00]

Minimum Subsequent Purchase Payment: $250, or, if the automatic investment plan option is elected, $100.]

Maximum Total Purchase Payments: For a Contract Owner up to Age 75 on the Issue Date, the maximum total Purchase Payments are $1,000,000; for a Contract Owner over Age 75 on the Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be pre-approved by the Company. For a Joint Contract Owner, Age refers to the oldest Joint Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Allocation Guidelines:

1.
The Contract Owner may have Purchase Payments allocated to the Separate Account(s) subject to the conditions imposed on such allocations by the Company. However, we reserve the right to limit the number of investment choices that you may invest in to a maximum of 18 at any one time.

2.
The Contract Owner may have Purchase Payments allocated to the Fixed Account(s) subject to the conditions imposed on such allocations by the Company. [Currently, the allocation of any Net Purchase Payment to the Fixed Account will be limited to 70% of the total Net Purchase Payment.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit the allocation of any Net Purchase Payment to the Fixed Account.

Purchase Payments may not be allocated to the Fixed Account if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB) or Guaranteed Minimum Income Benefit (GMIB). However, the Company reserves the right, upon 30 days
TMLS-EV	4A	9-03

advance notice to the Contract Owner, to modify permissible allocations to the Fixed Account and/or Sub-Accounts.

3.
If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received in good order.

TRANSFERS

Minimum and Maximum Amount to be Transferred: The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account(s) during the Accumulation Period) or the Contract Owner’s entire interest in the Sub-Account or Fixed Account(s), if less. This requirement is waived if the transfer is made in connection with any scheduled transfer program (e.g. dollar cost averaging, rebalancing, asset allocation, interest sweep) offered by the Company.

For any Contract Year, transfers out of the Declared Interest Rate Fixed Account are limited in amount to 30% of the Contract Value allocated to such account at the time of the first transfer in that Contract Year. The entire Contract Value allocated to the Fixed Account may be transferred in the Contract Year following 30% transfers in each of the immediately preceding three Contract Years, provided that Purchase Payments or transfers have not been applied to the Fixed Account(s) from the time the first annual transfer was made.

Transfers out of the Fixed Account(s) are done on a first-in-first-out basis. [Currently, the Company will limit transfers from the Separate Account such that no transfer can cause the Fixed Account to exceed 70% of the Contract Value.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit transfers from the Separate Account to the Fixed Account.

Transfers between Competing Accounts are not allowed except as provided below. The Fixed Account(s) and the money market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into that same account or any other Competing Account. However, transfers may be made from the money market Sub-Account to the Fixed Account(s) without regard to the Competing Accounts restrictions.

Number of Transfers: The Contract Owner may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period, subject to the conditions imposed on such transfers by the Company. The Company reserves the right to limit transfers when the transfer privilege is being exercised to the detriment of other Contract Owners. The Company further reserves the right, upon 30 days advance notice to the Contract Owner, to limit the number of transfers in the future.

Unscheduled transfers may not be made if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB) or Guaranteed Minimum Income Benefit (GMIB); provided, however, that the Company reserves the right, upon 30 days advance notice to the Contract Owner, to modify permissible transfers to the Fixed Account and/or Sub-Accounts

Free Transfers: 12 per calendar year during the Accumulation Period; 6 per calendar year during the Annuity Period. All transfers made during a Valuation Period are deemed to be one transfer.

Transfer Fee: The Transfer fee will not exceed $20 for each transfer in excess of the Free Transfers. In addition, this requirement is waived if transfers are made in connection with any scheduled transfer program offered by the Company or through an automatic voice response system or the internet.

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Minimum Amount Which Must Remain In a Sub-Account or the Fixed Account(s) After a Transfer: $1,000; or if the entire amount in the Sub-Account or Fixed Account(s) is less than $1,000, the entire amount must be transferred.

WITHDRAWALS

Contingent Deferred Sales Charge (CDSC): A Contingent Deferred Sales Charge is assessed against the amount of the Contract Value withdrawn and may be applied to an Annuity Option. The charge is calculated at the time of each withdrawal or if applicable, at the time of annuitization. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Sub-Accounts and Fixed Account(s) in the same proportion that the amount of withdrawal from the Sub-Account or Fixed Account(s) bears to the total of the partial withdrawal.

Contract Years of Full or Partial Surrenders:	1	2	3	4	5	6	and thereafter
Surrender Charge % of Contract Value:	7%	6%	6%	4%	3%	0

Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year plus 10% of any Purchase Payment received in the current Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.

Withdrawal Charge: None

Minimum Partial Withdrawal: $250

Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal: [Qualified Plan: $2,000; Non-Qualified Plan: $5,000]

Number of Partial Withdrawals Permitted: [Currently, No Limit.] Guaranteed Minimum of one per Contract Year.

ANNUITY GUIDELINE PARAMETERS

1.
If the amount to be applied under an Annuity Option is less than $2,000 for a full annuitization, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments. The Company reserves the right to limit the number of partial annuitizations to a maximum of one per Contract Year. The minimum amount for a partial annuitization is $10,000.

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than thirty days after the Issue Date.

3.	The latest permitted Annuity Date is the earlier of:

(a)	the 100th birthday of the Annuitant or the oldest Joint Annuitant;

(b)	the latest date permitted under state law; or

(c)	the 100th birthday of the Contract Owner or the oldest Joint Owner.]

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CONTRACT CHARGES

TYPE	DESCRIPTION/ AMOUNT
Mortality And Expense Risk Charge
[The current charge is equal on an annual basis to 1.50% of the average daily net asset value of the Separate Account.] The maximum charge is equal on an annual basis to 1.75% of the average daily net asset value of the Separate Account.

Administrative Charge
[The current charge is equal on an annual basis to 0.15% of the average daily net asset value of the Separate Account.] The maximum Administrative Charge will not exceed 0.25% of the average daily net asset value of the Separate Account.

Annual Contract Maintenance Charge
[Currently, on the last day of each Contract Year an annual fee of $40.00 per Contract Year will be deducted. If a total withdrawal is made on other than the last day of the Contract Year, the Annual Contract Maintenance Charge will be deducted at the time of the total withdrawal. If the Annuity Date for a full annuitization is not the last day of the Contract Year, then a pro-rata portion of the Annual Contract Maintenance Charge will be deducted on the Annuity Date. The maximum charge will not exceed $60.00 per Contract Year.

This charge will be deducted at the end of each Contract Year from the Sub-Accounts in the same proportion that the amount of the Contract Value in each Sub-Account bears to the total Contract Value.

During the Annuity Period, the Annual Contract Maintenance Charge will be deducted pro-rata from Annuity Payments regardless of Contract size and will result in a reduction of each Annuity Payment.

TMLS-EV	4D	9-03

CONTRACT CHARGES FOR OPTION(S) SELECTED

TYPE	DESCRIPTION/ AMOUNT
[Annual Ratchet Death Benefit Charge
[The current charge is equal on an annual basis to 0.50% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 0.90% of the average daily net asset value of the Separate Account.]

[Guaranteed Minimum Accumulation Benefit Charge (GMAB)
[The current charge is equal on an annual basis to 0.40% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 1.00% of the average daily net asset value of the Separate Account. If the Contract Owner elects by Written Request to discontinue the GMAB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request.]

[Guaranteed Minimum Income Benefit Charge (GMIB)
[The current charge is equal on an annual basis to 0.65%. of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 1.25% of the average daily net asset value of the Separate Account. If the Contract Owner elects by Written Request to discontinue the GMIB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request.]

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CONTRACT CREDITS

TYPE	DESCRIPTION/ AMOUNT
Electronic Document Delivery Credit
For any Contract Year prior to [2008], in which the Contract Owner is participating in any electronic document delivery program offered by the Company for this product on a Contract Anniversary Date, a [$24] credit will be applied on such Contract Anniversary proportionately to the Sub-Accounts of the Separate Account that the Contract Owner is invested in as of the date of the calculation. The Company reserves the right to continue, modify or discontinue this benefit for any Contract Year after [2007].

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RIDERS	RIDER EFFECTIVE DATE

[Basic Death Benefit Rider ]	[10/01/2003]
[Death Benefit Rider with Annual Ratchet Feature]	[10/01/2003]
[Fixed Account with Declared Interest Rate Rider ]	[10/01/2003]
[Fixed Account for Dollar Cost Averaging Rider]	[10/01/2003]
[Guaranteed Minimum Accumulation Benefit Rider]	[10/01/2003]
[Guaranteed Minimum Income Benefit Rider]	[10/01/2003]
[Nursing Home Benefit Rider]	[10/01/2003]
[Individual Retirement Annuity Rider]	[10/01/2003]
[Roth Individual Retirement Annuity Rider ]	[10/01/2003]
[SIMPLE IRA Rider ]	[10/01/2003]
[Qualified Plan Rider]	[10/01/2003]
[Unisex Annuity Rates Rider ]	[10/01/2003]

ANNUITY SERVICE CENTER:

Massachusetts Mutual Life Insurance Company
[Annuity Service Center
P.O. Box 9067
Springfield, MA 01102-9067]

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FIXED ACCOUNT(S)

FIXED ACCOUNT(S):

The Minimum Guaranteed Interest Rate is [ 1.5 % or 3% or NAIC Model based on state].

SEPARATE ACCOUNT(S):
[Massachusetts Mutual Variable Annuity Separate Account 4.]

Eligible Investments, Series:	Sub-Accounts:

[American Century® Variable Portfolios, Inc.
American Century VP Income & Growth Fund	American Century VP Income & Growth
American Century VP Value Fund	American Century VP Value

American Funds Insurance Series®
American Funds® Asset Allocation Fund (Class 2)	American Funds Asset Allocation
American Funds® Growth-Income Fund (Class 2)	American Funds Growth-Income

Calvert Variable Series, Inc.
Calvert Social Balanced Portfolio	Calvert Social Balanced

Fidelity® Variable Insurance Products Fund
VIP Contrafund® Portfolio (Initial Class)	Fidelity® VIP Contrafund®
VIP Growth Portfolio (Service Class)	Fidelity® VIP Growth

Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value Securities Fund (Class 2)	Franklin Small Cap Value Securities
Templeton Foreign Securities Fund (Class 2)	Templeton Foreign Securities

INVESCO Variable Investment Funds, Inc.
INVESCO VIF - Financial Services Fund	INVESCO VIF - Financial Services
INVESCO VIF - Health Sciences Fund	INVESCO VIF - Health Sciences
INVESCO VIF - Technology Fund	INVESCO VIF - Technology

Janus Aspen Series
Janus Aspen Balanced Portfolio (Service)	Janus Aspen Balanced
Janus Aspen Capital Appreciation Portfolio (Service)	Janus Aspen Capital Appreciation
Janus Aspen Worldwide Growth Portfolio (Service)	Janus Aspen Worldwide Growth

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MFS® Variable Insurance TrustSM
MFS® Investors Trust Series	MFS® Investors Trust
MFS® New Discovery Series	MFS® New Discovery

MML Series Investment Fund
MML Blend Fund	MML Blend
MML Enhanced Index Core Equity Fund	MML Enhanced Index Core Equity
MML Equity Fund	MML Equity
MML Equity Index Fund (Class I)	MML Equity Index
MML Inflation-Protected Bond Fund	MML Inflation-Protected Bond
MML Managed Bond Fund	MML Managed Bond
MML Small Cap Equity Fund	MML Small Cap Equity
MML Small Company Opportunities Fund	MML Small Company Opportunities

Oppenheimer Variable Account Funds
Oppenheimer Aggressive Growth Fund/VA	Oppenheimer Aggressive Growth
Oppenheimer Capital Appreciation Fund/VA	Oppenheimer Capital Appreciation
Oppenheimer Global Securities Fund/VA	Oppenheimer Global Securities
Oppenheimer High Income Fund/VA	Oppenheimer High Income
Oppenheimer Main Street® Fund/VA	Oppenheimer Main Street®
Oppenheimer Money Fund/VA	Oppenheimer Money
Oppenheimer Multiple Strategies Fund/VA	Oppenheimer Multiple Strategies
Oppenheimer Strategic Bond Fund/VA	Oppenheimer Strategic Bond

Panorama Series Fund, Inc.
Oppenheimer International Growth Fund/VA	Oppenheimer International Growth

Scudder Investment VIT Funds
Scudder VIT EAFE® Equity Index Fund	Scudder VIT EAFE® Equity Index
Scudder VIT Small Cap Index Fund	Scudder VIT Small Cap Index

T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio	T. Rowe Price Blue Chip Growth
T. Rowe Price Equity Income Portfolio	T. Rowe Price Equity Income
T. Rowe Price Mid-Cap Growth Portfolio	T. Rowe Price Mid-Cap Growth ]

TMLS-EV	4I	9-03